Exhibit 5.1


      [Letterhead of Business & Technology Law Group, LLP]

                         August 21, 2002




Tag-It Pacific, Inc.
21900 Burbank Boulevard, Suite 270,
Woodland Hills, California 91367


Ladies/Gentlemen:

     At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to which this letter is attached as Exhibit 5.1 filed by Tag-It Pacific, Inc., a Delaware corporation (the "Company"), in order to register under the Securities Act of 1933, as amended (the "Act"), 200,000 shares of common stock, par value $.001 per share (the "Shares"), of the Company issuable pursuant to the Company's 1997 Stock Plan, as amended (the "Plan").

     We are of the opinion that the Shares have been duly authorized and upon issuance and sale in conformity with and pursuant to the Plan, the Shares will be validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as an Exhibit to the Registration Statement and to the use of our name in the Prospectus constituting a part thereof.


                                  Respectfully submitted,

                                  /s/ Business & Technology Law Group, LLP

                                  BUSINESS & TECHNOLOGY LAW GROUP, LLP